Exhibit 99.1

PHOENIX FOOTWEAR

ANNOUNCES CORPORATE ORGANIZATIONAL CHANGES

CARLSBAD, Calif., September 17, 2010 — Phoenix Footwear Group, Inc. (NYSE Amex: PXG) today announced the resignation of its Chief Executive Officer and President, Russell Hall, effective September 10, 2010. James R. Riedman has been elected Chief Executive Officer and President, effective immediately. Mr. Riedman, age 51, has served on our Board of Directors since 1993 and has been Chairman of our Board of Directors since 1996. He served as our Chief Executive Officer from 1996 to 2004 and as interim Chief Executive Officer from May 2006 to April 2007. Mr. Riedman is also a director of Harris Interactive Inc., a leading market research firm.

James Riedman, President and Chief Executive Officer, commented, “I want to personally thank Rusty for his dedication and contributions over these last 10 years. He leaves the business with strong momentum upon which we can build. We remain confident in our ability to deliver high quality footwear as we have an experienced team of professionals in place led by Robb Carter, Jose Lenhard and Mike Weinstein, all industry veterans. I am also pleased to announce that Kevin Wulff has joined the management team as a Director. He recently became the Chief Operating Officer for ASICS America Corporation after years of experience with companies such as Adidas and Nike.”

To support our growth and financial health we are in the process of executing on several important initiatives. We are working towards expanding our working capital so that we are able to support the growth in demand that we have seen for our products. For Trotters and SoftWalk, we are experiencing 46% and 29% increases in orders, respectively. This increase positions us well for sales growth in 2011.We have opened over 75 new or former accounts in the past 12 months and our shoes are performing well at retail. Our investment in new products has also contributed to our momentum as we’ve expanded our casual offering in Trotters and introduced exciting new Toner footwear in SoftWalk named “HealthGlide.”

We continue to aggressively pursue reductions to the costs of operating our business. We expect to achieve a savings in our General and Administrative costs by over 20% in the upcoming year without any reduction in the resources dedicated to product development or customer facing activities. To achieve a portion of the savings we are considering moving away from our listing as a publically traded company on the NYSE Amex and the associated Securities and Exchange Commission requirements. Alternatively, Phoenix Footwear Group, Inc. stock would be listed and tradable on the over-the-counter market.

We will continue to provide updates as we progress on these initiatives.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, specializes in quality comfort women’s and men’s footwear with a design focus on fitting features. Phoenix Footwear designs, develops, markets and sells footwear in a wide range of sizes and widths under the brands Trotters®, SoftWalk®, and H.S. Trask®. These brands are primarily sold through department stores, leading specialty and independent retail stores, mail order catalogues and internet retailers and are carried by approximately 650 customers in over 900 retail locations throughout the U.S. Phoenix Footwear has been engaged in the manufacture or importation and sale of quality footwear since 1882.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding Phoenix Footwear’s ability to repay its bank debt in a timely manner, successfully maintain compliance with the NYSE Amex listing standards, future growth and performance of its individual brands, expected financial performance and condition for fiscal 2010 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring,” or similar expressions. Many of these risks and uncertainties are discussed in Phoenix Footwear’s annual report on Form 10-K for the fiscal year ended January 2, 2010 filed with the Securities and Exchange Commission, and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at http://www.sec.gov. These include, without limitation: the risk that Phoenix Footwear will not be able to continue as a going concern; the risk that Phoenix Footwear may in the future default on its secured credit facility; the risk that Phoenix Footwear could be delisted from the NYSE Amex; Phoenix Footwear’s ability to sustain its return to profitability and positive cash flow from continuing operations; the risk that Phoenix Footwear may need additional capital and that such capital, if needed, will not be on favorable terms; the risk associated with the recent disruptions in the overall economy and the impact on the retail industry, including Phoenix Footwear’s customers; the concentration of Phoenix Footwear’s sales to a relatively small group of customers; the potential financial instability of Phoenix Footwear’s customers and the risk of loss of future and pending orders; changing consumer preferences and fashion trends; competition from other companies in Phoenix Footwear’s markets; Phoenix Footwear’s ability to manage inventory levels; the risks of doing business in international markets; Phoenix Footwear’s reliance on independent manufacturers, including those to whom Phoenix Footwear is past-due; fluctuations in the price, availability and quality of raw materials; changes in the mix of Phoenix Footwear’s customers; fluctuations in its financial results as a result of the seasonality in its business; Phoenix Footwear’s ability to protect its intellectual property rights; the risk that Phoenix Footwear is controlled by a principal stockholder; the risk associated with claims arising from divestiture transactions, including indemnification claims and, the risk that Phoenix Footwear’s stock is thinly traded and volatile. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release speak only as of the date of this press release and are based on Phoenix Footwear’s current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear expressly disclaims any obligation to release publicly any update or revision to any forward-looking statement contained herein if there are changes in Phoenix Footwear’s expectations or if any events, conditions or circumstances on which any such forward-looking statement is based.

Contact:

Dennis T. Nelson

Chief Financial Officer

Phoenix Footwear Group, Inc.

(760) 602-9688